SELECT-AML-1: Initial Randomized Data Evaluating Tamibarotene in Newly Diagnosed AML Patients Ineligible for Standard Induction Therapy December 6, 2023 Exhibit 99.1

Forward-looking statements This presentation contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning Syros and other matters, such as Syros’ clinical development plans, including with respect to tamibarotene, Syros’ ability to deliver benefit to patients and value to stockholders, the timing and impact of upcoming clinical data readouts, and the sufficiency of Syros’ capital resources to fund its operating expenses and capital expenditure requirements into 2025. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on management’s current beliefs, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation, Syros’ ability to: advance the development of its programs, including tamibarotene, under the timelines it projects in current and future clinical trials; demonstrate in any current and future clinical trials the requisite safety, efficacy and combinability of its drug candidates; sustain the response rates and durability of response seen to date with its drug candidates; successfully develop a companion diagnostic test to identify patients with the RARA biomarker; obtain and maintain patent protection for its drug candidates and the freedom to operate under third party intellectual property; obtain and maintain necessary regulatory approvals; identify, enter into out-licensing arrangements with third parties; manage competition; manage expenses; raise the substantial additional capital needed to achieve its business objectives; attract and retain qualified personnel; and successfully execute on its business strategies.  The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Syros’ Annual Report on Form 10-K for the year ended December 31, 2022 and Syros’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, each of which is on file with the Securities and Exchange Commission (SEC). Except as required by applicable law, Syros undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

SYROS

Developing new standards of care for the frontline treatment of patients with hematologic malignancies


Robert
MDS Patient


Renée
AML patient
with her
daughter


Dan
AML Patient
with his wife

Advancing
Tamibarotene:

a **selective and potent** RARα agonist targeted for patients with ***RARA* gene overexpression**

~50% of patients with HR-MDS are positive for *RARA* overexpression[1]

~30% of patients with AML are positive for *RARA* overexpression[2]

[1]Patients with MDS: *RARA*-positivity based on Syros data on file from Study SY-1425-201 and the SELECT-MDS-1 Study (27May2022) from over 175 patients with MDS;
[2]Patients with AML: Prevalence of *RARA*-positive patients based on data presented at ESH 2017 and ESH 2019

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Significant unmet need in newly diagnosed unfit AML and higher-risk MDS 1DiNardo CD, et al., Cancer. 22022 Garcia, J et al., Leukemia Research, 2021; 3 DiNardo CD, et al., New England Journal of Medicine, 2020; 4Maiti A., et al., Haematologica, 2021. Higher-risk MDS (HR-MDS) is closely related to AML and the two conditions are on a disease continuum,1 with more than half of HR-MDS patients eventually progressing to AML Elderly patient population seeking convenient, well-tolerated therapies that can better control disease and maintain quality of life Precursor States AML HR-MDS LR-MDS For HR-MDS: Azacitidine, a hypomethylating agent (HMA), is the standard of care with a 17% CR rate and a median OS of 18.6 months2 There have been no new therapies beyond HMAs approved since 2006 For Unfit AML: Venetoclax with azacitidine is standard of care, with a 66% CR/CRi, 37% CR rate and median OS of 14.7 months.3 Approximately 1/3 of patients do not respond to treatment4

Tamibarotene: Novel, targeted mechanism of action provides competitive differentiation

Tamibarotene is a **selective and potent** RARα agonist[1]



Retinoic Acid Receptor Alpha
RA
Retinoic Acid
RARα
Myeloid Maturation
Healthy Differentiated Myeloid Cells
RA
RARα
RARα
RARα
Myeloid Maturation
Undifferentiated Cells Overexpressing RARA
With tamibarotene
Tamibarotene
T
RA
T
RARα
RARα
RARα
Myeloid Maturation
Differentiated Myeloid Cells

Competitive differentiation of tamibarotene	
Biologically targeted[1]	✓
High complete response rates[2,3]	✓
Rapid time to response[2,3]	✓
Favorable tolerability[2,3,4]	✓
Readily combinable[2,3,4]	✓
No additive myelosuppression[2,3]	✓

[1]McKeown, Cancer Discovery 2017; [2]de Botton S., et al. Blood Advances 2022; [3]Data presented at ASH 2022; [4]Data presented at ASH 2017

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100% CR/CRi rate observed in initial data from randomized SELECT-AML-1 Phase 2 trial in newly diagnosed unfit AML patients with RARA overexpression  CR/CRi Rate 70% CR/CRi Rate 100% CONTROL ARM: Ven/Aza TREATMENT ARM: Tami/Ven/Aza Tamibarotene in combination with venetoclax and azacitidine was well tolerated with no new safety signals identified 22% CRi 78% CR CR Rate 78% CR/CRi Rate N=9 30% CR 40% CRi CR/CRi Rate N=10 CR Rate 30% Data cut-off was November 13, 2023

SELECT-AML-1 randomized trial design Part 3: Trial includes a cohort in which the triplet will be evaluated as a salvage strategy for patients in venetoclax+azacitidine control arm who experience progressive disease, relapse, or treatment failure 28 sites across the US and France are open for recruitment in the SELECT-AML-1 study Dosing Regimens Recently published guidance on venetoclax dose modifications (ELN 2022) incorporated into both arms of the randomized portion of the trial when it was initiated Part 2: Randomized portion of trial ND unfit AML positive for RARA overexpression ~ 80 patients Venetoclax + Azacitidine randomization (1:1) Tamibarotene + Venetoclax + Azacitidine Primary endpoint: CR/CRi rate Triplet Combination: Parts 2-3 Randomized doublet comparator: Part 2 Part 1: the safety lead-in study supported advancing to Part 2 (Kambhampati et al., Abstract 1444, ASH 2022).

23 patients randomized into SELECT-AML-1 trial . 3 Tami/Ven/Aza patients non-evaluable  2 recently enrolled and have not reached the initial response assessment as of the November 13, 2023 data cut-off 1 patient discontinued during cycle 1 (prior to starting tamibarotene) without a response assessment   1 Ven/Aza patient non-evaluable  Discontinued study treatment during cycle 1, also without a response assessment  Randomized N=23 Tami/Ven/Aza N=12 Ven/Aza N=11 Tami/Ven/Aza Response evaluable1 N=9 Ven/Aza Response evaluable1 N=10 1Response evaluable patients have completed a response assessment or have discontinued prior to the initial response assessment due to progressive disease

Enrolled patients representative of elderly unfit AML patient population and demonstrated balanced randomization across the two arms Characteristic Tami/Ven/Aza N=12 Ven/Aza N=11 Median age, years (range) 77 (66, 85) 76 (69, 84) Age group, years, n (%)      ≤75 4 (33) 5 (45)      >75 8 (67) 6 (55) Sex, n (%)      Male 5 (42) 5 (45)      Female 7 (58) 6 (55) Diagnosis, n (%)      De novo AML 9 (75) 8 (73)      Secondary AML 3 (25) 3 (27)      Baseline bone marrow blasts ≤30% 5 (42) 4 (36) ELN risk status, n (%)      Favorable 3 (25) 2 (18)      Intermediate 5 (42) 4 (36)      Adverse 3 (25) 5 (45)      Missing 1 (8) 0 (0)

Triplet regimen associated with 100% CR/CRi rate and rapid onset of response Tami/Ven/Aza N=9* n (%) Ven/Aza N=10* n (%) Primary Endpoint CR/CRi Rate 9 (100%) 7 (70%) CR 7 (78%) 3 (30%) CRi 2 (22%) 4 (40%) Secondary Endpoints ORR^ 9 (100%) 8 (80%) CRh 0 1 (10%) MLFS 0 0 PR 0 0 Non-Responders Treatment Failure 0 1 (10%) Progressive Disease 0 1 (10%) 100% of patients treated with triplet achieved CR/CRi as best response vs 70% of patients treated with doublet 78% of patients treated with triplet achieved CR vs 30% treated with the doublet Rapid time to CR/CRi with median 21 (14-28) days in triplet vs 25 (17-56) days in the doublet 100% vs 60% CR/CRi by end of cycle 1 (triplet vs doublet)  Patients will be followed for duration of response, MRD-negative response, and survival  Ven/Aza treatment failure patient recently enrolled into Part 3 salvage arm of study to receive tamibarotene plus Ven/Aza * Response evaluable patients.  Responses in alignment with ELN AML criteria (Dohner 2017 and Bloomfield 2018). In Ven/Aza doublet arm 1 patient had stable disease followed by treatment failure and 1 patient discontinued treatment due to progressive disease prior to the initial response assessment ^ Overall response rate includes CR, CRi, CRh, MLFS or PR, as determined by the investigator

Hematologic safety profile: No additive myelosuppression when combining tamibarotene with venetoclax/azacitidine

Hematologic AEs - All Causality



Preferred Term
Regimen
TEAEs reported were all Grade 3 or 4 ^
Febrile neutropenia
Tami/Ven/Aza
9
Ven/Aza
25
Neutropenia
Tami/Ven/Aza
36
Ven/Aza
50
Thrombocytopenia
Tami/Ven/Aza
36
Ven/Aza
33
Leukopenia
Tami/Ven/Aza
9
Ven/Aza
42
Anemia
Tami/ven/Aza
18
Ven/Aza
17
Tami/Ven/Aza
Ven/Aza
0
10
20
30
40
50
60
70
80
90
100
Patients (%)

Tami/Ven/Aza Safety Population, N=11; Ven/Aza Safety Population, N=12*

* Includes 1 patient randomized to Tami/Ven/Aza who received Ven/Aza and discontinued treatment prior to receiving tamibarotene.
^ No low-grade (Grade 1/Grade 2) Hematology AEs were reported for patients in either arm of the study.

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Non-Hematologic safety profile: No additive toxicities or new safety signals identified when combining tamibarotene with venetoclax/azacitidine

Non-Hematologic AEs All Causality TEAEs ≥ 20%	Tami/Ven/Aza N=11 n (%)		Ven/Aza N=12* n (%)	
Preferred Term	**Any Grade**	**Grade 3/4**	**Any Grade**	**Grade 3/4**
Constipation	7 (64)	0 (0)	3 (25)	1 (8)
Nausea	3 (27)	0 (0)	5 (42)	1 (8)
Fatigue	1 (9)	1 (9)	3 (25)	1 (8)
Asthenia	3 (27)	2 (18)	3 (25)	1 (8)
Oedema peripheral	3 (27)	0 (0)	0 (0)	0 (0)
Sepsis	3 (27)	2 (18)	0 (0)	0 (0)
Pruritus	3 (27)	0 (0)	0 (0)	0 (0)
Weight decreased	3 (27)	0 (0)	0 (0)	0 (0)
Dizziness	0 (0)	0 (0)	4 (33)	0 (0)
Hypophosphataemia	1 (9)	0 (0)	3 (25)	0 (0)
Dyspnoea	1 (9)	0 (0)	6 (50)	1 (8)

* Includes 1 patient randomized to Tami/Ven/Aza who received Ven/Aza and discontinued treatment prior to receiving Tami

- The majority of non-hematologic AEs are low grade and reversible
- Rates of SAEs are comparable between arms
  - Most frequent SAEs (occurring in >1 patient in that arm) include sepsis (1 resulting in death) and fall, each in 2 pts (18%) of triplet arm (all events deemed not related to study drugs); and febrile neutropenia in 3 pts (25%) of doublet arm (2 of 3 events deemed related to Ven/Aza)
- Median duration of therapy:
  - 66 (8-188) days for the triplet vs. 75 (7-227) days for the doublet

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Compelling initial randomized clinical activity and safety data support the potential for tamibarotene in frontline treatment of hematologic malignancies with RARA overexpression Tamibarotene/venetoclax/azacitidine demonstrated a high CR/CRi rate and a very rapid onset of response in newly diagnosed unfit AML patients with RARA overexpression 100% CR/CRi rate in the triplet arm vs 70% in the doublet arm  78% CR rate in the triplet arm vs 30% in the doublet arm Tamibarotene in combination with venetoclax/azacitidine was well tolerated with no new safety signals or evidence of increased myelosuppression compared with Ven/Aza alone Grade 3/4 Neutropenia – 36% in the triplet arm vs. 50% in the doublet arm Grade 3/4 Thrombocytopenia - 36% in the triplet arm vs. 33% in the doublet arm  Tamibarotene-based combination treatment in patients with RARA overexpression is a novel-targeted approach with the potential to improve current frontline therapy in AML and MDS SELECT-AML-1 continues to enroll patients with the next planned data analysis in 2024

Large market opportunities in frontline settings

Building infrastructure to target synergistic patient populations underserved by existing options

MYELODYSPLASTIC SYNDROME (MDS)

~21,000 Newly Diagnosed HR-MDS patients in the US and EU annually[1]

PROJECTED MDS MARKET BY 2026:

~$3.3B[3]

ACUTE MYELOID LEUKEMIA (AML)

~25,000 Newly Diagnosed Unfit AML patients in US and EU annually[2]

PROJECTED NEWLY DIAGNOSED AML MARKET BY 2025:

~$6.6B[4]

[1]Epidemiology projections from DRG Myelodysplastic Syndromes-Landscape & Forecast-Report 2020 and from DRG Acute Myelogenous Leukemia-Landscape & Forecast-Report 2020; [2]Epidemiology projections from DRG Acute Myelogenous Leukemia-Landscape & Forecast-Report 2020; [3]Evaluate Pharma market estimate includes all risk groups for MDS; [4]Market estimate includes all AML (fit and unfit)

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Multiple near-term value-driving milestones and pre-launch activities underway



Tamibarotene
in newly diagnosed HR-MDS

Last patient enrolled for the pivotal CR data from SELECT-MDS-1 Phase 3 trial	**1Q 24**
Pivotal data from SELECT-MDS-1 Phase 3 trial	**By mid-4Q 24**



Tamibarotene
in newly diagnosed unfit AML

Initial data from randomized SELECT-AML-1 trial	✓
Additional data from randomized SELECT-AML-1 trial	**2024**



Pre-launch
activities

- Raise stakeholder awareness of tamibarotene and *RARA* overexpression
- Assess US lab landscape for companion diagnostic market preparation
- Plan distribution and sales infrastructure

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